CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                TECHNOLOGY LICENSE

                                        AND

                               DISTRIBUTION AGREEMENT

This Technology License and Distribution Agreement ("the Agreement") is entered into this _______ day of March, 1999 (the Effective Date") between Sun Microsystems, Inc., ("Sun") with its principal place of business at 901 San Antonio Road, Palo Alto, California 94303 and Insignia Solutions, Plc., an English company with its principal place of business at 41300 Christy Street, Fremont, California 94538 ("Insignia").

                                      RECITALS

WHEREAS Sun wishes to license its Java-TM- Environments, while maintaining compatibility among Java language based products; and

WHEREAS Sun wishes to protect and promote certain trademarks used in connection with Java Environments; and

WHEREAS Insignia has independently developed its own implementation of certain Java Environments and wishes to develop and distribute to Java Environments licensees products incorporating elements of Sun's Java Environments and trademarks;

NOW THEREFORE, Sun and Insignia enter into this Agreement on the following terms.

1.     DEFINITIONS

1.1 "AFFILIATE(S)" means any company which as of the Effective Date or during the Term, Insignia directly or indirectly holds greater than fifty percent (50%) of the voting power at general meetings or has the power to appoint a majority of the directors, or otherwise directs the activities thereof and such companies agree in writing to be bound by the terms of this Agreement

1.2 "APPLET" means a Java application which (i) runs on the Java Environments and (ii) consists of Java byte codes executable by the Java Runtime Interpreter (but does not include or incorporate the Java Runtime Interpreter or the Java class libraries).

1.3 "APPLICATION PROGRAMMING INTERFACES" or "APIS" means the names of class library calls and the number and types of arguments they take in invoking the functionality of such class libraries.

1.4 "BUG FIXES" means correction of errors in either the Shared Part or Platform Dependent Part of the Java Environments.

1.5 "EMBEDDED CLASS LIBRARIES" means Insignia's implementation of the Modifiable Part (excluding the Java Virtual Machine) whether modified wholly or in part by Insignia.

1.6 "EMBEDDED VIRTUAL MACHINE" OR "EVM" means Insignia's implementation of the specifications of the Java Virtual Machine (JVM) as delivered by Sun, which complies with the TCK, and which allows developers to run Java applications on target hardware or software systems.

1.7 "EXHIBIT C" means collectively Exhibits C-1 through C-n, which incorporate into the Agreement the specific terms and conditions for each Java Environments licensed hereunder.

1.8 "FCS" means first commercial shipment of a production version of a software or hardware product or technology.

1.9 "INSIGNIA" means both Insignia Solutions, Plc. and its corporate subsidiary Insignia Solutions Inc., a Delaware corporation.

1.10 "INSIGNIA DOCUMENTATION" means the materials which Insignia provides for use with Insignia Products.

1.11 "INSIGNIA EXTENSION(S)" means any additional Java classes developed by or for Insignia which: (i) are designed for use with the Java Environments; (ii) constitute an API for a library of computing functions or services; and (iii) are disclosed to third party software developers for the purpose of developing software which invokes such additional classes. The foregoing shall not apply to software development by Insignia subcontractors to be exclusively used by Insignia.


                                     1 of 26

1.12 "INSIGNIA LICENSEE(S)" means Sun Licensees who are further licensed by Insignia to: (i) use Insignia Products in whole or in part; and (ii) subsequently distribute in whole or in part Insignia Products in binary form within such an Insignia Licensee Product either a) directly within such Insignia Licensee's own proprietary hardware or software product, or b) through the licensing of such Insignia Licensee Product(s) to OEMs for inclusion with a hardware or software product.

1.13 "INSIGNIA LICENSEE PRODUCT(S)" means an Insignia Licensee product into which an Insignia Product is implemented or integrated in whole or in part. An Insignia Licensee Product must: (i) have a principal purpose which is substantially different from that of the stand-alone Insignia Product; (ii) represent a significant functional and value enhancement to the Insignia Product; (iii) operate in conjunction with the Insignia Product; and (iv) not be marketed as a technology which replaces or substitutes for the Insignia Product or Java Environments.

1.14 "INSIGNIA PRODUCT(S)" means any product based on the Insignia Technology. An Insignia Product may: (i) have a principal purpose which is substantially different from or similar to that of any Java Environments; (ii) represent a significant functional and value enhancement to any Java Environments; (iii) operate in conjunction with any Java Environments; and (iv) be marketed as a technology which replaces or substitutes for any Java Environments.

1.15 "INSIGNIA ROYALTIES" means, for each individual Insignia Licensee Product, the sum of money denominated in U.S. dollars, which is payable by Insignia to Sun pursuant to Section 4.2.

1.16 "INSIGNIA TECHNOLOGY" means the Embedded Virtual Machine and Embedded Class Libraries which implement the Sun Specifications in whole or in part, and related software development tools, produced by Insignia and marketed by Insignia and all future products or components relating thereto that Insignia may decide to include.

1.17 "JAVA CLASSES" means the specific class libraries associated with each Java Environment defined in Exhibit C, as may be revised by Sun during the Term.

1.18 "JAVA ENVIRONMENT(S)" means each or all the Java Application Environment ("JAE"), Personal Java Environment ("pJava"), Embedded Java Environment ("eJava"), and future Sun Java Environments, (excluding Sun Tools), described in specifications from Sun, as may be introduced or revised by Sun during the Term, and Sun Upgrades thereto.

1.19 "JAVA PARTNER(S)" means those companies who have developed and market clean room Virtual Machine technologies which implement the Java Virtual Machine Specification in whole or in part, and who have entered into an agreement with Sun to distribute such technologies under the Sun Certified Virtual Machine Logo.

1.20 "JAVA RUNTIME INTERPRETER" means the program(s) which implement the Java Virtual Machine for a particular Java Environment as specified in the Java Virtual Machine Specification from Sun, as may be revised by Sun during the Term.

1.22 "LEGAL PROCEEDING" means any action, suit, litigation, arbitration proceeding or other proceeding of any nature (including any civil, criminal, administrative or appellate proceeding).

1.22 "MODIFIABLE PART" means the Sun Java Virtual Machine and those Sun Source Code files (and the corresponding binary code) of the Java Environments that are identified in Exhibit C, and additions thereto which Sun from time to time specifies in the Sun Source Code, or Sun otherwise authorizes pursuant to Exhibit D.

1.23 "NET REVENUE" means the actual revenue attributable to the EVM and Java Classes distributed within an Insignia Product.

1.24 "OEM" means an original equipment manufacturer of hardware and/or software, who integrates product into its own valued added products or technologies which represent a significant functional and value enhancement to the original products, and which are distributed through its established distribution channels.

1.25 "PLATFORM DEPENDENT PART" means those Sun Source Code files (and corresponding binary code) of the Java Environments that are not in a "share" directory or subdirectory.


                                     2 of 26

1.26 "SUN COMMUNITY SOURCE LICENSE" or "SCSL" means a Sun Source Code license which can be obtained by accessing Sun's community source code website located at http://sunwww.ebay/software/communitysource, or such other url that Sun may designate from time to time.

1.27 "SUN DOCUMENTATION" means the materials which Sun provides for use with the Java Environments, as more particularly identified in Exhibit C, as may be revised by Sun during the Term.

1.28 "SCSL LICENSEE(S)" means a licensee of a Java Environments through the SCSL.

1.29 "SHARED PART" means those Sun Source Code files (and corresponding binary code) of the Java Environments that are in any "share" directory or subdirectory thereof, as identified within the Sun Source Code.

1.30 "STANDARD EXTENSIONS" means the additional classes and associated APIs specified in Exhibit C.

1.31   "SUN LICENSEE(S)" means either a TLDA Licensee or a SCSL Licensee.

1.32 "SUN CERTIFIED VIRTUAL MACHINE LOGO" means the specific Java logo authorized for use pursuant to a license from Sun substantially similar to the Trademark License.

1.33 "SUN SOURCE CODE" means the code, in whole or in part, of the Java Environments supplied to Insignia that is not executable by a computer system directly but must be converted into binary code by compilers, assemblers, and/or interpreters, as well as Sun Documentation, release notes, or other specifications that describe the content, organization, and structure of the Source Code included therein.

1.34 "SUN SPECIFICATION(S)" means the individual specification associated with each Java Environments identified in Exhibit C as may be revised by Sun from time to time.

1.35 "SUN TOOLS" means the TCK, and other development tools, in source or binary code form specified in Exhibit C, as may be revised by Sun during the Term.

1.36 "SUN UPGRADES" means bug fixes, modifications, variations, and enhancements, to the extent included in a patch or release of the Java Environments, which Sun generally licenses as part of the Java Environments.

1.37 "TECHNOLOGY COMPATIBILITY KIT" or "TCK" means the set of tests and requirements, and revisions thereto, associated with each Java Environments, that verify the compatibility of a product with such Java Environments, consistent with the requirements of the User's Guide.

1.38   "TERM" means the term of the Agreement as specified in Section 10.1.

1.39 "TLDA LICENSEE(S)" means a party who has executed a Technology License and Distribution Agreement for a Java Environments with rights to distribute value added products that are fully compatible with such Java Environments, including licensing of such products to their OEM customers for further integration into their own products.

1.40 "TRADEMARK LICENSE" means the separate agreement entered into by the parties that specifies the terms and conditions related to the use of trademarks, logos and branding in connection with Insignia Products, and when executed will be attached hereto for reference as Exhibit E.

1.41 "User's Guide" means the users guide for the TCK which Sun makes available to Sun Licensees to provide direction in how to run the TCK and properly interpret the results, as may be revised by Sun from time to time during the Term.

1.42 "VIRTUAL MACHINE" means an abstract specification for a computing device that can be implemented in different ways, in software or hardware, consisting of a bytecode instruction set, a set of registers, a stack, a garbage-collected heap, and an area for storing methods. The Virtual Machine developed by Sun is the Sun Java Virtual Machine, and the Virtual Machine developed by Insignia is the EVM.

2.     LICENSE GRANTS

2.1    SUN SOURCE CODE PRODUCT DEVELOPMENT LICENSE.

2.1.1 INSIGNIA PRODUCT DEVELOPMENT. Subject to the terms and conditions contained in this Agreement, Sun hereby grants to Insignia, without any obligation that Insignia license to Sun any Insignia Technology, a worldwide, non-exclusive, non-transferable license to use and modify the Sun Source Code and the Sun


                                     3 of 26

       Specifications for the purposes of:

       (i) porting the Sun Platform Dependent Part to any platform;

       (ii) development of Bug Fixes;

       (iii) integration of the Sun Source Code, and Bug Fixes with Insignia Technology and other source code of Insignia;

       (iv) modification, replacement, and/or improvement of the Source Code files within the Modifiable Part; and

       (v) compiling all of the foregoing to create Insignia Products;

2.1.2 INSIGNIA PRODUCT DEVELOPMENT RESTRICTIONS. In the exercise of the rights granted in Section 2.1.1. above, Insignia:

       (i) must include the Shared Part, complete and unmodified (except those portions designated as Modifiable Part) in the Insignia Product;

       (ii) must include Insignia's implementation of a Java Runtime Interpreter that conforms to the OEM Java Virtual Machine Specification;

       (iii) may not modify, subset or superset the published interfaces of the Java Classes;

       (iv) may not modify or extend the required public class or public interface declarations whose names begin with "sun", java", "javax", sun.hotjava", COM.sun" or their equivalents in any subsequent naming convention; and

       (v) may not sublicense or distribute the Sun Source Code to third parties, except as provided in Sections 2.4, 2.7, and 2.9.

2.1.3 BUG FIXES. Insignia will inform Sun promptly, and no later than it informs any third party, of any bugs identified in the Java Environments, and to the extent that Insignia elects to correct such bugs in the Java Environments, Insignia will make such Bug Fixes promptly available to Sun free of all restrictions as they are implemented.

2.1.4  PROPRIETARY RIGHTS NOTICES.

       a) Insignia shall not remove any copyright notices, trademark notices or other proprietary legends of Sun or its suppliers contained on or in the Java Environments or Sun Documentation, and shall incorporate such notices in all Insignia Products and related documentation as applicable. Insignia shall comply with all reasonable requests by Sun to include additional copyright or other proprietary rights notices of Sun or third parties from time to time.

       b) Insignia shall incorporate its own copyright notices, trademark notices or other proprietary legends on or in the Insignia Products and all such notices or legends shall in all cases be of equal placement, dimension, and promotion to any such notices or legends included pursuant to the preceding subsection a).

2.1.5 APPLET TAGS. Any Insignia Product that reads or writes hypertext markup language (HTML) or standard generalized markup language (SGML) shall use the Document Type Definition ("DTD") as specified in Exhibit A when referencing the Applet tag, unless another DTD is defined for the Applet tag by an industry standard.

2.2    SUN SOURCE CODE RESEARCH LICENSE.

2.2.1 Subject to the terms and conditions contained in this Agreement, Sun hereby grants to Insignia, without the right to sublicense, a worldwide, non-exclusive, non-transferable license to use and modify the Sun Source Code for internal research and development, to facilitate the development of Insignia Products. This research license is not subject to the restrictions set forth in Section 2.1.2 above, provided that Insignia may not incorporate any of the Sun Source Code or Insignia Technology created pursuant to this research license into Insignia Products or any other products.

2.2.2 If Insignia identifies any changes which are necessary to the Shared Part to enable porting to other plat-


                                     4 of 26
       forms, Sun will make reasonable efforts to evaluate the feasibility of implementing such changes or reclassifying the necessary code as Platform Dependent Part or Modifiable Part.

2.2.3 For the purposes of clarification, the restrictions in this Section 2.2 do not apply to changes to Platform Dependent Part and to Modifiable Part.

2.3 SUN DOCUMENTATION LICENSE. Subject to the terms and conditions contained in this Agreement, Sun hereby grants to Insignia, a worldwide, non-exclusive, non-transferable license to use, copy, modify, translate and subset the Sun Documentation to create technically accurate Insignia Documentation associated with the Insignia Products. The foregoing shall not include the right to modify the Sun Specifications.

2.4    SUBLICENSING OF SUN SOURCE CODE.

2.4.1 SUBCONTRACTORS. In addition to the provisions of Section 2.9 (Distribution License) below, Insignia may deliver and sublicense the Sun Source Code to third parties located in the countries specified at http://sunwww.ebay/software/communitysource, for the sole purpose of furnishing services to Insignia in connection with the rights granted in
       Section 2.1 above; provided that all such third parties shall execute appropriate documents acknowledging their work-made-for-hire status and/or effecting assignments of all intellectual property rights with respect to such work to Insignia or Sun, as appropriate, and undertaking obligations of confidentiality and non-use with respect to such work. Sun may, upon its request, review and approve or reject any documents proposed for use by Insignia prior to any use of such contractors.

2.4.2 AFFILIATES. Insignia may provide the Sun Source Code to its Affiliates located in those countries specified in Section 2.4.1 above, for use pursuant to the terms of this Agreement, provided that Insignia shall remain responsible for compliance with this Agreement by such Affiliates.

2.5 INSIGNIA EXTENSIONS. Subject to the terms and conditions contained in this Agreement, Sun hereby grants to Insignia, solely for use with Insignia Products, a worldwide, non-exclusive, non-transferable license to use information gained from access to the Java Environments to develop Insignia Extensions, provided that:

       (i) Insignia may not include any of the Java Environments in such Insignia Extension;

       (ii) Insignia uses only names for Insignia Extensions that begin with COM.Insignia" or such other convention as Sun may reasonably require, and shall make commercially reasonable efforts to ensure that other software which Insignia develops relating to the Java Environments conforms to this convention;

       (iii) Insignia publishes to the industry, on a non-confidential basis and free of all copyright restrictions, the external specification for any Insignia Extension no later than the date on which Insignia first distributes such Insignia Extension for commercial use. Insignia must make available an appropriate test suite, pursuant to the same rights as the specification, sufficiently detailed to allow any third party reasonably skilled in the technology to produce implementations of the Insignia Extension compatible with the specification. Such test suites must be made available as soon as reasonably practicable but, in no event, later than ninety (90) days after FCS of the Insignia Extension. Insignia shall use its reasonable commercial efforts to clarify and correct the specification or the test suite upon written request by Sun.

2.5.1 Insignia agrees to refrain from enforcing any intellectual property rights it may have covering any external interface(s) of the Insignia Extension, which would prevent the implementation of such interface(s) by Sun or any third party. This obligation does not prevent Insignia from enforcing any intellectual property right it might have that would otherwise be infringed by an implementation of the Insignia Extension.

2.5.2 Insignia hereby grants to Sun a non-exclusive, worldwide, fully-paid-up license to use an unlimited number of copies of the Insignia Extension, in binary form, for Sun's internal use for evaluation and demonstration only; and

2.5.3 Insignia agrees to negotiate in good faith with Sun the terms of a commercial license for the source code of the Insignia Extension.

2.6. SUN TOOLS LICENSE GRANT. Subject to the terms and conditions contained in this Agreement, Sun hereby grants to Insignia, a worldwide, non-exclusive, non-transferable license to use the Sun Tools solely for the purpose of developing and testing Insignia Products and Insignia Licensee Products. Insignia may not sublicense the Sun Tools unless specifically provided in Exhibit C and Section 2.9 (Distribution License) below.


                                     5 of 26

2.7    TCK LICENSE GRANTS.

       a. Subject to the terms and conditions contained in this Agreement, Sun hereby grants to Insignia, a worldwide, non-exclusive, non-transferable license to:

               (i) use the TCK in source and binary code form only to test Insignia Products for compatibility with the Java Technology;

               (ii) modify the TCK to improve testing performance without compromising the function of the TCK as delivered by Sun, and subject to written approval by Sun prior to use of such modified TCK for compatibility testing authorized under this Agreement.

       b. Subject to the terms and conditions contained in this Agreement, Sun and Insignia expressly affirm their intent to establish, as soon as reasonably possible, a mechanism, satisfactory to both, whereby Insignia Licensee Product(s) may be tested in accordance with the TCK at all stages during development and prior to distribution.

2.8 CLASSIFICATION OF JAVA ENVIRONMENTS. Subject to the terms and conditions of the Consultation Procedures for Reclassifying Java Environments, attached hereto as Exhibit D, Insignia may request of Sun that certain specific files or groups of files be transferred from the Shared Part to the Modifiable Part.

2.9 DISTRIBUTION LICENSE. Subject to the terms and conditions contained in this Agreement, Sun hereby grants to Insignia, a non-exclusive, nontransferable, worldwide, right to license the Java Environments in whole or in part within the Insignia Product(s) (in source and/or binary forms) to Insignia Licensees, subject to the following:

2.9.1 Insignia Licensees may, subject to an appropriate agreement with Insignia, be authorized to modify such portion(s) of the Insignia Product(s) created by Insignia, provided that any Insignia Licensees shall not be authorized to modify any of the Shared Part, except as authorized by Sun pursuant to their SCSL. Insignia Licensees shall be obligated to abide by the relevant terms in this Agreement governing use, distribution, compatibility, and confidentiality. Insignia Licensees shall be authorized to subset the Insignia Product(s).

2.9.2 Insignia Licensees shall be required to enter into the SCSL for the same Java Environments.

2.9.3 Insignia shall require an end user license agreement for all Insignia Product(s) distributed, which includes the minimum terms specified in Exhibit C for each Java Environment, unless it is not customary in the industry to include an end user license with such Insignia Products;

2.9.4 Insignia shall include the Sun Certified Virtual Machine Logo on Insignia Product(s) distributed hereunder, subject to the Trademark License, to indicate that such Insignia Products meet the applicable compatibility requirements specified in Section 2.11 below.

2.9.5 Insignia may release Insignia Products based on pre-FCS versions of the Java Environments, if clearly labeled as a pre-release version and only for beta testing purposes.

2.10 AUTHORIZATION OF COMMERCIAL USE. Subject to the terms and conditions of this Agreement, Sun hereby grants to Insignia the right to present the SCSL, Commercial Use Attachment, TCK Attachment and Trademark License specified in Exhibit F, to potential SCSL Licensees for execution by authorized representatives of Sun and each such potential SCSL Licensee. Concurrent with the foregoing, Insignia shall negotiate appropriate fees, royalties and license terms consistent with the rights granted herein with such SCSL Licensees to be paid to Insignia, subject to the requirement to pass-through the royalty percentages and fees to Sun specified in Exhibit C.

2.11   COMPATIBILITY REQUIREMENTS.

2.11.1 On an ongoing basis during the term of the Agreement, Sun will make available to Insignia pursuant to Section 3.1, the TCK for verifying that Insignia Products (and Insignia Licensee Products pursuant to
       Section 2.7), are compatible with the then-current version of the applicable Java Environment and Standard Extensions.

2.11.2 Each release of an Insignia Product or Insignia Licensee Product must pass, (in accordance with the User's Guide), the most current applicable TCK that was available from Sun one hundred twenty (120) days (two hundred forty [240] days in the case of silicon implementations) before FCS of such version of such Insignia


                                     6 of 26

       Product or Insignia Licensee Product. In the event that Insignia or an Insignia Licensee elects to use a version of the Java Environments and/or Standard Extension(s) that is newer than that which is required under this Section 2.11, then Insignia agrees that Insignia Products and Insignia Licensee Products will pass the TCK that corresponds to such newer version.

2.11.3 Any potential bugs in a current TCK will be dealt with pursuant to the process specified in the Certification chapter of User's Guide.

2.11.4 Sun retains the right to require that each Insignia Licensee obtain certification of compatibility or verification of proper compatibility testing, by a third party test facility designated by Sun.

2.11.5 Upon request by Sun, Insignia shall promptly make any modifications to any Insignia Product necessary for it to meet the compatibility requirements set out in this Section 2.11.

2.11.6 Notwithstanding Section 2.1.2(i) or this Section 2.11, Insignia may elect to distribute its initial release of Insignia Products without incorporating the required Shared Part. In such event, Insignia may not utilize the Sun Certified Virtual Machine Logo until the forgoing requirements have been met. Insignia agrees to meet the foregoing requirements and to update all Insignia Licensees with fully compliant code within 60 days after Sun delivers the necessary TCK to Insignia. This waiver for Insignia Products shall not apply to Insignia Licensee Products, which must in all respects comply with the terms of the Sun agreement entered into pursuant to Section 2.10 above.

2.12   OWNERSHIP

2.12.1 OWNERSHIP BY SUN. Sun retains all right, title and interest in the Java Environments, Sun Documentation, Sun Tools, Bug Fixes, and modifications to the TCK and Shared Part. Insignia agrees to execute (in recordable form where appropriate) any instruments and/or documents as Sun may reasonably request to verify and maintain Sun's ownership rights in the foregoing, or to transfer any part of the same which may vest in Insignia for any reason.

2.12.2 OWNERSHIP BY INSIGNIA. Insignia retains all right, title and interest in the Insignia Technology, Insignia Products, Insignia Documentation, implementations of and/or modifications to the Modifiable Part(s), and any Insignia Extensions (excluding Bug Fixes to the Java Environments and modifications to the TCK and Shared Part), created by or for Insignia as authorized under the terms of this Agreement, subject to Sun's underlying ownership rights identified in Section 2.12.1.

2.13 NO OTHER GRANT. Each party agrees that this Agreement does not grant any right or license, under any intellectual property rights of the other party, or otherwise, except as expressly provided in this Agreement, and no other right or license is to be implied by or inferred from any provision of this Agreement or by the conduct of the parties.

2.14 In consideration for the licenses granted herein, Insignia agrees that for the term of this Agreement, for any product or service Insignia distributes that implements the Sun Specification in whole or in part, Insignia shall only provide Insignia Technology.

3.     SUPPORT AND UPGRADES

3.1. INSIGNIA SUPPORT AND UPGRADES. Sun shall provide Sun Upgrades, the TCK, training and support to Insignia under the terms and conditions specified in Exhibit C, and payment terms specified in Section 4.1. The frequency of Sun Upgrades and the TCK shall be at Sun's sole discretion provided that any Sun Upgrades and the TCK will be made available to Insignia no later than the time that Sun makes such Sun Upgrades and the TCK generally available to any Java Partner and/or Sun Licensees.

3.2 CUSTOMER SUPPORT. Neither party is authorized to make any representation or warranty on behalf of the other party to Insignia Licensees or third parties. Insignia shall provide technical and maintenance support service for the Insignia Products (including any components that may contain Java Environments) to Insignia Licensees in accordance with Insignia's standard support practices. Sun shall not be responsible for providing any support directly to Insignia Licensees for the Java Environments or the Insignia Products. Sun shall, however, be responsible for providing second-level and third-level support for the Java Environments to Insignia, subject to the requirements of Exhibit C.

3.3 TCK TRAINING AND SUPPORT. To the extent that an Insignia Licensee licenses the TCK pursuant to Section


                                     7 of 26

       2.7(iii) above, Insignia shall provide training and support to each such Insignia Licensee consistent with the TCK training and support provided by Sun to Insignia under Section 3.1 above. The fees associated with such licensing are specified in Exhibit C.

4.     PAYMENT

4.1 LICENSE AND SUPPORT FEES. Insignia shall pay to Sun the First Year Technical Support fees set forth in Exhibit C-1 within thirty (30) days from the Effective Date of this Agreement or as otherwise specified in Exhibit C.

4.2    ROYALTY PAYMENTS.

       a) ROYALTY PAYMENTS.

           (i) The royalty owed to Sun is calculated by multiplying the Royalty Bearing Revenue times the Royalty Rate attributable to the applicable Java Environments in Exhibit C-1, C-2, and C-3, incorporated in the respective Insignia Licensee Product. The Royalty Bearing Revenue is defined as the greater of a) [*] of Reported Revenue or b) [*] of Net Revenue. Sun and Insignia agree that the Royalty Bearing Revenue percentage as well as the Royalty Rate may be increased or decreased by mutual consent on an annual basis.

           (ii) "Reported Revenue" means revenue associated with the EVM, Class Libraries, Insignia Tools, Porting Fees and NRE Fees. The following list exemplifies items that are not included in Reported Revenue and do not relate to the royalty calculation: Tools supplied by third parties, maintenance and or support provided by Insignia, and other consulting services.

           (iii) Payment of royalties shall be made quarterly, shall be due thirty (30) days following the end of the calendar quarter to which they relate and shall be submitted with a written statement documenting the basis for the royalty calculation. No royalty buyouts or subscriptions may be negotiated with Insignia Licensees without the prior written approval of Sun, such approval not to be unreasonably withheld or delayed.

       b) COMPETITIVE BIDS. To the extent Insignia identifies a volume licensing opportunity which requires a reduction in the royalty rates specified in Exhibit C in order to be competitive with technologies other than the Java Environments, Sun agrees to negotiate in good faith with Insignia to allow Insignia to compete on such bids.

       c) TLDA LICENSEES. Insignia shall have no obligation to pass through any royalties to Sun for Insignia Licensee Products distributed by a TLDA Licensee who is paying royalties directly to Sun for distribution of Insignia Licensee Products incorporating the same Java Environments.

       d) PRICING AUDIT. Sun will have the right to audit the records of Insignia pursuant to Section 4.5 of this Agreement to verify that the relative pricing of the Java Environment as a percentage of the associated product and services is reasonable based upon the percentage value thereof, and is not priced as a loss leader.

4.3    TAXES.    All payments required by this Agreement shall be made in
       United States dollars, are exclusive of taxes, and Insignia agrees to bear and be responsible for the payment of all such taxes, including, but not limited to, all sales, use, rental receipt, personal property or other taxes and their equivalents which may be levied or assessed in connection with this Agreement (excluding only taxes based on Sun's net income). To the extent Insignia is required to withhold taxes based upon Sun's income in any country, Insignia shall provide Sun with written evidence of such withholding, suitable for Sun to obtain a tax credit in the United States.

4.4 RECORDS. Both parties shall maintain account books and records consistent with Generally Accepted Accounting Principles appropriate to their respective domicile, as may be in effect from time to time, sufficient to allow the correctness of the royalties required to be paid pursuant to this Agreement to be determined.

4.5 AUDIT RIGHTS. Each party shall have the right to audit such accounts upon reasonable prior notice using an independent auditor of the auditing party's choice (the Auditor"). The Auditor shall be bound to keep confidential the details of the business affairs of the audited party and to limit disclosure of the results of any audit to the sufficiency of the accounts and the amount, if any, of a payment adjustment that should be made. Such audits shall not occur more than once each year (unless discrepancies are discovered in excess of the five


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION, CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                     8 of 26

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION, CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

       percent (5%) threshold set forth in Section 4.6, in which case two consecutive quarters per year may be audited). Except as set forth in
       Section 4.6 below, the auditing party shall bear all costs and expenses associated with the exercise of its rights to audit.

4.6 PAYMENT ERRORS. In the event that any errors in payments shall be determined, such errors shall be corrected by appropriate adjustment in payment for the quarterly period during which the error is discovered. In the event of an underpayment of more than five percent (5%) of the proper amount owed, upon such underpayment being properly determined by the Auditor, the audited party shall reimburse the other party the amount of said underpayment and all reasonable costs and expenses associated with the exercise of its rights to audit, and interest on the overdue amount at the maximum allowable interest rate from the date of accrual of such obligation. In the event of any overpayment, the obliged party shall promptly credit the other party in such amount.

5.     ADDITIONAL AGREEMENT OF PARTIES

5.1 NOTICE OF BREACH OR INFRINGEMENT. Each party shall notify the other immediately in writing when it becomes aware of any breach or violation of the terms of this Agreement by the other party. In such case, the parties agree to use all reasonable efforts to resolve the breach or violation in good faith before resorting to other dispute resolution alternatives. Each party shall notify the other immediately in writing when either becomes aware of any potential or actual infringement by a third party of the Insignia Technology, the Java Environments, or either party's intellectual property rights therein.

5.2 JAVA PARTNERS. It is Sun's intent to maintain parity among its Java Partners. In addition, access to Sun personnel and to new designs and specifications will be made available to Java Partners on equal footing with respect to their applicable market focus.

6.     LIMITED WARRANTY AND DISCLAIMER

6.1 LIMITED WARRANTY. Sun represents and warrants that the media, if any, on which the Java Environments is recorded will be free from defects in materials and workmanship for a period of ninety (90) days after delivery. Sun's sole liability with respect to breach of this warranty is to replace the defective media. Except as expressly provided in this
       Section 6.1, Sun licenses the Java Environments, Sun Documentation, Sun Specifications, and Sun Tools to Insignia on an "AS IS" basis.

6.2 GENERAL DISCLAIMER. EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THE JAVA ENVIRONMENTS, SUN TOOLS, AND SUN DOCUMENTATION ARE HEREBY DISCLAIMED.

6.3 LIMITATION. The limited warranty set forth in this Section 6 is expressly subject to Section 9.0 (Limitation of Liability).

7.     CONFIDENTIAL INFORMATION

7.1 CONFIDENTIAL INFORMATION. For the purposes of this Agreement, "Confidential Information" means the Insignia Technology, Insignia Documentation, Java Environments, Sun Tools, Sun Documentation and that information which relates to (i) either party's hardware or software,
       (ii) the customer lists, business plans and related information of either party, and (iii) any other technical or business information of the parties, including the terms and conditions of this Agreement and the Trademark License. In all cases, information which a party wishes to be treated as Confidential Information shall be marked as "confidential" or "proprietary" (or with words of similar import) in writing by the disclosing party on any tangible manifestation of the information transmitted in connection with the disclosure, or, if disclosed orally, designated as "confidential" or "proprietary" (or with words of similar import) at the time of disclosure. Sun has no obligation of confidentiality to Insignia with respect to Bug Fixes to the Java Environments, modifications to the TCK, Shared Part, or the specifications for any Insignia Extension.

7.2 PRESERVATION OF CONFIDENTIALITY. The parties agree that all disclosures of Confidential Information (as defined under Section 7.1 above) shall be governed by and treated in accordance with the terms of the Confidential Disclosure Agreement (the "CDA") attached hereto as Exhibit B and incorporated herein by reference, modified as follows:

7.2.1  the definition of Confidential Information shall be as set forth in
       Section 7.1 above notwithstanding any def-


                                     9 of 26
       inition provided in the CDA;

7.2.2 the use of Confidential Information shall be limited to the scope of this Agreement;

7.2.3 the obligations of confidentiality expressed in the CDA shall extend three (3) years from the date of disclosure, except with respect to Sun Source Code and Insignia Source Code, both of which shall be held confidential in perpetuity unless disclosed to a third party under suitable confidentiality requirements; and

7.2.4 the CDA shall remain in effect for a period ending two (2) years beyond the term (including renewals) of this Agreement.


8.     LIMITED INDEMNITY

8.1 Sun will defend, at its expense, any Legal Proceeding brought against Insignia, to the extent it is based on a claim that use of the FCS or subsequent production version(s) of the Java Environments, Sun Documentation or Sun Tools is an infringement of a third party trade secret or a copyright in a country that is a signatory to the Berne Convention, and will pay all damages awarded or such settlement amount negotiated by Sun, attributable to such claim, provided that Insignia:
       (i) provides notice of the claim promptly to Sun; (ii) gives Sun sole control of the defense and settlement of the claim; (iii) provides to Sun, at Sun's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Sun's prior written consent.

8.2 Should any Java Environments, Sun Documentation or Sun Tools or any portion thereof become, or in Sun's opinion be likely to become, the subject of a claim of infringement for which indemnity is provided under
       Section 8.1, Sun shall, in addition to the obligations specified in
       Section 8.1, as Insignia's sole and exclusive remedy, elect to: (i) obtain for Insignia the right to use such Java Environments; (ii) replace or modify the Java Environments, Sun Documentation or Sun Tools so that it becomes non-infringing; or if alternatives (i) or (ii) are not commercially practicable; (iii) accept the return of the Java Environments, Sun Documentation or Sun Tools and grant Insignia a refund of all applicable License fees required to be refunded by Insignia to its customers due to such infringement.

8.3 THIS SECTION 8 STATES THE ENTIRE LIABILITY OF SUN WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE JAVA ENVIRONMENTS AND SUN TOOLS. SUN SHALL HAVE NO OTHER LIABILITY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY AS A RESULT OF USE, LICENSE, OR SALE OF JAVA ENVIRONMENTS OR SUN TOOLS.

8.4 INDEMNITY BY INSIGNIA. Except for claims for which Sun is obligated to indemnify Insignia under Section 8.1 or elects to indemnify under the Trademark License, Insignia shall defend, at Insignia's expense, any and all Legal Proceedings brought against Sun by third parties, and shall pay all damages awarded by a court of competent jurisdiction, or such settlement amount negotiated by Insignia, arising out of or in connection with Insignia Technology, Insignia's modification of the Java Environments or Sun Documentation, Insignia Products, or Insignia Extensions. Insignia's obligation to provide indemnification under this
       Section 8.5 shall arise provided that Sun: (i) provides notice of the claim promptly to Insignia; (ii) gives Insignia sole control of the defense and settlement of the claim; (iii) provides to Insignia, at Insignia's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Insignia's prior written consent.

9.     LIMITATION OF LIABILITY

9.1 LIMITATION OF LIABILITY. Except for express undertakings to indemnify under this Agreement and/or breach of Sections 2.1.2, 2.4, 2.10, 7.0 or 9.2:

9.1.1 Each party's liability to the other for claims relating to this Agreement, whether for breach or in tort, shall be limited to an amount equal to the royalties paid by such party to the other for the Java Environments related to the claims within the preceding twelve months (except for breach of an obligation to pay royalties).

9.1.2 IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS


                                     10 of 26

       AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), NO MATTER WHAT THEORY OF LIABILITY, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES. FURTHER, LIABILITY FOR SUCH DAMAGE SHALL BE EXCLUDED, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE. The provisions of this Section 9 allocate the risks under this Agreement between Sun and Insignia and the parties have relied upon the limitations set forth herein in determining whether to enter into this Agreement.

9.2 HIGH RISK ACTIVITIES. The Java Environments are not designed or intended for use in on-line control of aircraft air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. Sun disclaims any express or implied warranty of fitness for such uses.

10.    TERM AND TERMINATION

10.1 TERM. The Term of this Agreement shall begin on the Effective Date and shall continue for a period of five (5) years, or until terminated as provided below. Termination is permitted either for breach of this Agreement, upon ninety (90) days written notice to the other party and an opportunity to cure within such ninety (90) day period (unless the breaching party is making reasonable progress toward such a cure, in which case the cure period may be extended by mutual agreement of the parties), or upon any action by Insignia alleging that use or distribution of the Java Environments by Sun or any Sun Licensees of the Java Environments, infringes a copyright or patent of Insignia.

10.2 RENEWAL. Each year for five (5) consecutive years following expiration of the initial five (5) year term, this Agreement shall be renewed automatically for successive one (1) year periods, unless Insignia notifies Sun of Insignia's intention not to renew in writing at least thirty (30) days prior to the end of such period.

10.3 EFFECT OF EXPIRATION. Upon expiration of this Agreement, Sun shall retain use, under the terms of this Agreement, of the rights received hereunder, and Insignia shall be authorized to: (i) distribute Insignia Products containing the version of the Java Environments incorporated therein at the time of expiration, subject to Insignia's continued compliance with this Agreement including the TCK current at the time of expiration, and payment of royalties, and (ii) retain one (1) copy of the Sun Source Code to support Insignia Licensees having copies of Insignia Products. The retention by Insignia of Sun Source Code after expiration shall not be considered with regard to Insignia's post-expiration clean room development activity. All other rights of Insignia shall terminate upon such expiration.

10.4 EFFECT OF TERMINATION. In the event of termination of this Agreement by either party in accordance with Section 10.1 above, the breaching party shall promptly: (i) return to the other all copies of the other party's Technology, Documentation, and other Confidential Information of such party in the breaching party's possession or control; or (ii) permanently destroy or disable all copies of the property in the breaching party's possession or control, except as specifically permitted in writing by the non-breaching party; and (iii) provide the non-breaching party with a written statement certifying that the breaching party has complied with the foregoing obligations. All rights and licenses granted to the breaching party shall terminate upon such expiration or termination.

10.5 RETENTION OF SUN SOURCE CODE. The retention by Insignia of Sun Source Code after expiration or termination by Insignia, shall not give rise to a claim by Sun of trade secret misappropriation with regard to Insignia's post-termination clean room development activity.

10.6 NO LIABILITY FOR EXPIRATION OR LAWFUL TERMINATION. Neither party shall have the right to recover damages or to indemnification of any nature, whether by way of lost profits, expenditures for promotion, payment for goodwill or otherwise made in connection with the business contemplated by this Agreement, due to the expiration or permitted or lawful termination of this Agreement. EACH PARTY WAIVES AND RELEASES THE OTHER FROM ANY CLAIM TO COMPENSATION OR INDEMNITY FOR TERMINATION OF THE BUSINESS RELATIONSHIP UNLESS TERMINATION IS IN MATERIAL BREACH OF THIS AGREEMENT.

10.7 NO WAIVER. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision. The rights of the parties under this Section 10.0 are in addition to any other rights and remedies permitted by law or under this Agreement.

                                  11 of 26

10.8 SURVIVAL. The parties' rights and obligations under Sections 2.0, 4.0, 7.0, 8.0, 9.0, 10.0, and 11.0 shall survive expiration or termination of this Agreement, except in the event of termination by Sun under Section 10.1, in which case Insignia's rights under Section 2.0 (except for those in 2.1.4) shall not survive.

10.9 IRREPARABLE HARM. Any cure period specified in Section 10.1 notwithstanding, the parties acknowledge that breach of Sections 2.0, 7.0, 9.2, 11.5 and 11.8 would cause irreparable harm, the extent of which would be difficult to ascertain. Accordingly, they agree that, in addition to any other legal remedies to which a non- breaching party might be entitled, such party shall be entitled to obtain immediate injunctive relief in the event of a breach of the provisions of such Sections.

11.    MISCELLANEOUS

11.1 NOTICES. All written notices required by this Agreement must be delivered in person or by means evidenced by a delivery receipt and will be effective upon receipt by the persons at the addresses specified below.


       Sun                                   Insignia
       Sun Microsystems, Inc.                Insignia Solutions, Inc.
       901 San Antonio Road                  41300 Christy Street
       Palo Alto, California 94303           Fremont, California 94538

       Attn.: President, Java Software       Attn.: President
       cc: General Counsel, Java Software    cc: Legal Department


11.2 MARKETING AND PRESS ANNOUNCEMENTS. Each party's initial press announcement concerning execution of this Agreement must be reviewed by the other party prior to its release. Insignia hereby authorizes Sun to include Insignia in a published list of licensees of the Java Environments. Each party shall also be authorized to use the other party's name in advertising, marketing collateral, and customer success stories prepared by or on behalf of such party for the respective technology, subject to prior approval by the referenced party, such approval not to be unreasonably withheld or delayed.

11.3 LIAISON AND QUARTERLY REVIEWS. The parties shall each provide to the other the name, title, and contact information for an individual within their respective organizations. These two persons shall serve as the principal liaisons between the parties for the management of this Agreement. The liaisons shall also be responsible for coordinating quarterly meetings between the parties concerning the operation of the Agreement and any other related matters of mutual interest.

11.4 PARTIAL INVALIDITY. If any of the above provisions are held to be in violation of applicable law, void, or unenforceable in any jurisdiction, then such provisions are herewith waived or amended to the extent necessary for the License to be otherwise enforceable in such jurisdiction. However, if in either party's opinion deletion or amendment of any provisions of the License by operation of this paragraph unreasonably compromises the rights or increases the liabilities of such party or its licensors, that party reserves the right to terminate the License.

11.5 U.S. GOVERNMENT RESTRICTED RIGHTS. If Insignia is licensing a product or accompanying documentation to or on behalf of the U.S. Government, it shall be made subject to Restricted Rights", as that term is defined in the Federal Acquisition Regulations (FARs") in paragraph 52.227-19(c)(2), or its equivalent paragraph in the DOD Supplement to the FARs. Contractor/Manufacturer is: Sun Microsystems Inc., 901 San Antonio Road, Palo Alto, California 94303.

11.6 LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall be for accommodation only and shall not be binding on the parties to this Agreement. All communications and notices made or given pursuant to this Agreement, and all documentation and support to be provided, unless otherwise noted, shall be in the English language.

11.7 GOVERNING LAW. This Agreement is made under and shall be governed by and construed under the laws of the State of California, regardless of its choice of laws provisions.

11.8 COMPLIANCE WITH LAWS. The Java Environments and Sun Documentation, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Insignia agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-


                                     12 of 26
       export or import the Java Environments, Sun Documentation or Insignia Products as may be required after delivery to Insignia. Insignia shall make reasonable efforts to notify and inform its employees having access to the Java Environments of Insignia's obligation to comply with the requirements stated in this Section.

11.9 DISCLAIMER OF AGENCY. The relationship created hereby is that of licensor and Insignia and the parties hereby acknowledge and agree that nothing herein shall be deemed to constitute Insignia as a franchisee of Sun. Insignia hereby waives the benefit of any state or federal statutes dealing with the establishment and regulation of franchises.

11.10 DELIVERY. As soon as practicable after the Effective Date, Sun shall deliver to Insignia one (1) copy of each of the deliverables set forth in Exhibit C. Insignia acknowledges that certain of the deliverables are in various stages of completion and agrees to accept the deliverables as and to the extent completed as of the date of delivery and "AS IS." In the event any deliverable is already in the possession or custody of Insignia, such item(s) shall, to the extent used in connection with the rights granted in Section 2.0 above, be subject to the terms of this Agreement, notwithstanding any pre-existing agreement or understanding between Insignia and Sun with respect to such items.

11.11 CONSTRUCTION. This Agreement has been negotiated by Sun and Insignia and by their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

11.12 FORCE MAJEURE. Except for the obligation to pay money, neither party shall be liable to the other party for non-performance of this Agreement, if the non-performance is caused by events or conditions beyond that party's control and the party gives prompt notice under
       Section 11.1 and makes all reasonable efforts to perform.

11.13 CHANGE OF CONTROL. This Agreement may not be assigned or transferred by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that: (i) Sun may assign or transfer this Agreement to a majority-owned subsidiary; (i) Insignia may assign or transfer this Agreement to a majority-owned subsidiary which is not a direct computer hardware or software competitor of Sun; and (iii) Insignia may transfer this Agreement to an acquiror of substantially all of the assets or shares of Insignia provided that such acquiring entity is not a direct computer hardware or software competitor of Sun.

11.14  EXHIBITS.

The following are included herein by reference as integral parts of this
Agreement:


           Exhibit A -        Document Type Definition
           Exhibit B -        Confidential Disclosure Agreement
           Exhibit C -        Java Environments Specific Terms and Conditions
           Exhibit D -        Consultation Procedures for Reclassifying Java
                              Environments
           Exhibit E -        Trademark License
           Exhibit F -        Pro forma Insignia Licensee Agreement and
                              Trademark License


To the extent the terms and conditions of Exhibit C are contrary to the terms and conditions of this Agreement, the terms and conditions of the Exhibit C shall govern.

11.15 SECTION REFERENCES. Any reference contained herein to a section of this Agreement shall be meant to refer to all subsections of the section.

11.16 NO COMPETITIVE RESTRICTIONS. The Parties agree that nothing in this Agreement is intended to prohibit Insignia either party from independently developing or acquiring technology that is the same as or similar to the other party's technology, provided that Insignia does not do so in breach of Exhibit B to this Agreement.

11.17 COMPLETE UNDERSTANDING. This Agreement and the Exhibits hereto constitute and express the final, complete and exclusive agreement and understanding between the parties with respect to its subject matter and supersede all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof. No terms of any purchase order or similar document issued by Insignia shall be deemed to add to, delete or modify the terms and conditions of this Agreement. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or part, except by a written instrument signed by the parties.


                                     13 of 26

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


       Sun:                             Insignia:

       By: /s/ Lee Patch                By: /s/ Richard M. Noling
          -----------------------          ----------------------

       Name:   Lee Patch                Name:  Richard M. Noling
            ---------------------            --------------------
              (Print or Type)                   (Print or Type)

       Title: Vice President            Title: C.E.O.
             --------------------             -------------------

       Date: March 3, 1999              Date:
            ---------------------            --------------------


                                     14 of 26

                                     EXHIBIT A
                              DOCUMENT TYPE DEFINITION

     In order to ensure interoperability between all Java compliant browsers, Sun needs to define the exact notation of applets in HTML documents. The format of the
           APPLET tag shall be implementation language independent and SGML compliant. SGML compliance is important if the APPLET tag is to be accepted as part of the HTML standard in the future.

Example:
           < applet codebase= http://java.sun.com/people/avh/classes"
         code= BounceItem.java" width=400 height=300 >              < /applet >

The applet tag has the following attributes:
CODEBASE The base url of the applet. The applet's code is located relative to this URL. If this attribute is not specified, it defaults to the document's URL.
CODE The file in which the applet is located. This file is relative to base URL of the applet. It cannot be absolute.
ALT       Alternate text which can be displayed by text only browsers.
NAME The symbolic name of the applet. This name can be used by applets in the same page to locate each other.
WIDTH Required attribute which specifies the initial width of the applet in pixels.
HEIGHT Required attribute which specifies the initial height of the applet in pixels.
ALIGN     The alignment of the applet, similar to the img tag.
VSPACE    The vertical space around the applet, similar to the img tag.
HSPACE    The horizontal space around the applet, similar to the img tag.

Note that the position of the applet in the page is determined by the width, height, align, vspace and hspace attributes just like the img tag.

Applets can access the above attributes using the getParameter() method call defined in the Applet class. All attribute/parameter names are automatically folded to lower case. Applets that require parameters in addition to the predefined ones need to use the param tag. It is unfortunately not legal in SGML for a tag to have an arbitrary list of attributes. That is why additional applet parameters explicitly using the PARAM tag have to be named. For example:

          < applet code= DateItem.class" alt= The Date" width=200 height=40 >
          < param name= speaker" value= avh" >
          < param name= translator" value= DutchTime" >
          < /applet >

In addition to the ALT tag, Insignia can include additional text and markup before the applet end tag. Java compliant browsers will ignore this text, but browsers that do not understand the applet tag will display it instead of the applet. For example:

          < applet codebase=classes code=ImageLoop.class width=100 height=100 >
          < param name=imgs value= images/duke" >

If Insignia were using a Java enabled browser, Insignia would see an animation instead of this static image. < p >
          < img src=images/duke/T1.gif" >
< /applet >

Below is the formal SGML DTD for the APPLET and PARAM tags.

< !ELEMENT APPLET - - (PARAM*, (%text;)*) >
< !ATTLIST APPLET
          CODEBASE CDATA #IMPLIED            -- code base --
          CODE CDATA #REQUIRED               -- code file --
          ALT CDATA #IMPLIED                 -- alternative string --
          NAME CDATA #IMPLIED                -- the applet name --
          HEIGHT NUMBER #REQUIRED
          ALIGN (left|right|top|texttop|middle|
          absmiddle|baseline|bottom|absbottom) baseline
          VSPACE NUMBER #IMPLIED
          HSPACE NUMBER #IMPLIED

< !ELEMENT PARAM - O EMPTY >
< !ATTLIST PARAM
          NAME NAME #REQUIRED                -- The name of the parameter --
          VALUE CDATA #IMPLIED               -- The value of the parameter --




                                     15 of 26

                                     EXHIBIT B
                         CONFIDENTIAL DISCLOSURE AGREEMENT
                                  (to be attached)




                                     16 of 26

                                     EXHIBIT C
                  JAVA ENVIRONMENTS SPECIFIC TERMS AND CONDITIONS

The technologies licensed hereunder are those initialled by both parties below:

          Exhibit   Java Environments                  Insignia  Sun

          C-1: Java Application Environment            ______    ______

          C-2: Personal Java Environment               ______    ______

          C-3: Embedded Java Environment               ______    ______




                                     17 of 26

                                    EXHIBIT C-1

                         JAVA APPLICATION ENVIRONMENT (JAE)

I.   Description of Technology and Documentation

The Java Application Environment consists of the following source code:
a. All the .java files from the following Java packages:

Modifiable Part:


            java.lang                Language Classes
            java.lang.reflect        Reflection: programmatic access to classes,
                                     methods and fields
            java.io                  Stream I/O
            java.net                 Networking Classes
            java.util                General utilities
            java.util.zip            Java archive file format


Non-Modifiable except for Platform Dependent Part:


            java.applet              Applet Classes
            java.awt                 Abstract Window Toolkit
            java.awt.image           Image Handling Classes
            java.awt.event           Delegation event model
            java.awt.peer            Implementation Classes for awt
            java.awt.datatransfer    Data transfer
            java.rmiRemote           Method Invocation
            java.rmi.dgcRMI          Distributed Garbage Collection
            java.rmi.registry        RMI Registry
            java.rmi.server          RMI Server
            java.sql                 Java database connectivity
            java.math                Math package
            java.text                Internationalization
            java.security            Security and signed applets
            java.security.acl        Access Control List
            java.security.interfaces Interfaces to algorithm-specific objects for signing/encryption
            java.beans               Java native component model
            java.text.resources      Locale data


b.Supporting .java files in packages with names beginning with "sun." or "sunw."


c.Supporting C (.c), C++ (.cpp) and "include" (.h) files.

d.The Source Code for the Java Runtime Interpreter constitutes Modifiable Part.

e. Sun Documentation:

OEM Java Language Specification
OEM Java API Specification
OEM Java Virtual Machine Specification

II.  SCHEDULE OF FEES AND ROYALTIES


                                     18 of 26

a. Annual Support and Upgrade Fees:


First year-Full Technical Support                                 [*]
Each subsequent year- Full Technical Support or
Optional Limited Support                                          [*]
Subject to annual review of actual utilization of Sun engineering staff.

Annual Support Fees are due in four equal quarterly installments beginning on the Effective Date.

b. Binary Distribution Royalties per unit or concurrent user for Insignia
Licensee Product:

Royalty rate: [*]                                 Minimum Royalty: $ [*]

c. TCK Support Program Discount:                                         [*]%
(Based upon Sun's published TCK Licensing and Support Fees)


III. COMPATIBILITY REQUIREMENTS

Insignia Products must fully comply with the Sun Documentation specified in
Section I.e above, and pass the TCK for the Java Application Environment and any included Standard Extensions available under the SCSL License, pursuant to the requirements of Section 2.11 of the Agreement. Licensee may not incorporate or otherwise distribute an Extension which implements functionality substantially similar to any Java Classes required in another Java Environment.


IV. COMPATIBILITY LOGO
    Sun Certified Virtual Machine (with Coffee Cup/Java logo)

V. DESCRIPTION OF SUPPORT AND UPGRADES

     a. UPGRADES AND BUG TRACKING. Subject to payment of the Support Fees, Licensee shall have access to the JavaSoft commercial licensee FTP site for the purpose of downloading the Technology and Upgrades, including early access versions thereof, as Sun makes such versions generally available to licensees. Licensee shall be included on Sun's commercial licensee general support alias, and shall have access to the JavaSoft bug tracking database for the purpose of reporting bugs and receiving information regarding correction of known bugs.

     b. FULL TECHNICAL SUPPORT. In addition to the Upgrades and bug tracking specified above, Sun shall assign a JavaSoft support engineer as a primary point of contact to Licensee. Licensee may designate up to three (3) points of contact within Licensee's organization to contact the assigned engineer via email, facsimile and telephone. The selection of the support engineer shall be at Sun's discretion, subject to Licensee's reasonable approval. The support engineer will provide the following services:

     i) arrange meetings or discussions with Sun technical and management personnel;

     ii) provide technical assistance for TCK testing;

     iii) review requests for Shared Part changes pursuant to Exhibit D;

     iii) respond to bug reports from Insignia;

     iv) develop bug fixes and/or workarounds;

     v) bug tracking for releases; and

     vi) provide Source Code patches and "diffs" if the need arises.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION, CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                     19 of 26

                                    EXHIBIT C-2

                              PERSONALJAVA ENVIRONMENT


I.   Description of Technology and Documentation

a.   Required components:

The PersonalJava Environment consists of the following source code:

i) All the .java files from the following Java packages:


Modifiable Part:


             java.lang                Language Classes
             java.lang.reflect
             java.io                  Stream I/O
             java.net                 Networking Classes
             java.util                General utilities
             java.util.zip            java archive file format


Non-Modifiable except for Platform Dependent Part:


             java.applet              Applet Classes
             java.awt*                Abstract Window Toolkit
             java.awt.image           Image Handling Classes
             java.awt.event           Delegation event model
             java.awt.peer            Implementation Classes for awt
             java.awt.datatransfer    Data transfer
             java.rmi                 Remote Method Invocation
             java.rmi.dgc             RMI Distributed Garbage Collection
             java.rmi.registry        RMI Registry
             java.rmi.server          RMI Server
             java.sql                 Java database connectivity
             java.math                Math package
             java.text                Internationalization
             java.beans               Java native component model
             java.text.resources      Locale data


*Note: java.awt provided hereunder is a subset of the full java.awt. Details can be found in the PersonalJava Application Environment Specification.

ii) Associated sun.* files.

Supporting .java files in packages with names beginning with "sun." or "sunw."

Supporting C (.c), C++ (.cpp) and "include" (.h) files.

iii) The Source Code for the Java Runtime Interpreter constitutes Modifiable
Part.

b.   Sun Tools:
     Source Code for JavaDataCompact
     Source Code for JavaCodeCompact


                                     20 of 26

c.   Sun Documentation:

OEM Java Language Specification
OEM Personal Java API Specification
OEM Java Virtual Machine Specification
Porting Guide


II. SCHEDULE OF FEES AND ROYALTIES

a. Binary Distribution Royalties per unit or concurrent user for Insignia Licensee Product:

Royalty Rate: [*]                               Minimum Royalty: $[*]

b. Annual Support and Upgrade Fees:     Not Separately Priced (See Exhibit C-1)

c. TCK Support Program Discount:                                           [*]%
(Based upon Sun's published TCK Licensing and Support Fees)

III. COMPATIBILITY REQUIREMENTS
Insignia Products must fully comply with the Sun Documentation specified in
Section I.c. above, and pass the TCK for the PersonalJava Environment and any included Standard Extensions, pursuant to the requirements of Section 2.11 of the Agreement. Insignia may self-certify such compatibility unless Sun policy requires verification of compatibility by an independent test facility designated by Sun, at Licensee's expense. Insignia may not incorporate or otherwise distribute an Extension which implements functionality substantially similar to any Java Classes required in another Java Environment.

IV. COMPATIBILITY LOGO
Sun Certified Virtual Machine (with Coffee Cup/Java logo)

V. DESCRIPTION OF SUPPORT AND UPGRADES
Same as Exhibit C-1.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION, CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.




                                     21 of 26

                                    EXHIBIT C-3

                             EMBEDDED JAVA ENVIRONMENT

                                      (eJava)

I.   Description of Technology and Documentation

a.   BASE COMPONENTS.

The Embedded Java Application Environment consists of the following source code:

i) All of the .java files from the following Java packages:

Modifiable Part:


             java.lang                Language Classes
             java.lang.reflect
             java.io                  Stream I/O
             java.net                 Networking Classes
             java.util                General utilities
             java.util.zip            java archive file format


Non-Modifiable except for Platform Dependent Part:


             java.awt*                Abstract Window Toolkit
             java.awt.image           Image Handling Classes
             java.awt.event           Delegation event model
             java.awt.peer            Implementation Classes for awt
             java.awt.datatransfer    Data transfer
             java.rmi                 Remote Method Invocation
             java.rmi.dgc             RMI Distributed Garbage Collection
             java.rmi.registry        RMI Registry
             java.rmi.server          RMI Server
             java.sql                 Java database connectivity
             java.math                Math package
             java.text                Internationalization
             java.beans               Java native component model
             java.text.resources      Locale data


*Note: java.awt provided hereunder is a subset of the full java.awt. Details can be found in the PersonalJava Application Environment Specification.

ii) Associate sun.* files.

Supporting .java files in packages with names beginning with "sun." or "sunw."

Supporting C (.c), C++ (.cpp) and "include" (.h) files.

iii) The Source Code for the Java Runtime Interpreter constitutes Modifiable
Part.

(iv) All Source Code which implements the Truffle Graphical Tool Kit.

b.   SUN TOOLS.
     Source Code for JavaDataCompact


                                     22 of 26

     Source Code for JavaCodeCompact
     Source Code for the Java Filter Tool

c.   SUN DOCUMENTATION:

i)   OEM Embedded Application Environment Specification
     OEM Java Language Specification
     OEM Java Virtual Machine Specification

ii)  Additional Documentation:
     Porting guide
     Touchable Look-and-Feel Guide

II.  SCHEDULE OF FEES AND ROYALTIES

a. Binary Distribution Royalties per unit or concurrent user for Insignia Licensee Product:

Royalty Rate: [*]                       Minimum Royalty: $ [*]

b.   Annual Support and Upgrade Fees:   Not Separately Priced (See Exhibit C-1)

c.   TCK Support Program Discount:                                         [*]%

(Based upon Sun's published TCK Licensing and Support Fees)

III.COMPATIBILITY REQUIREMENTS

Insignia Products must fully comply with the Sun Documentation specified in
Section I.c. above, and pass the TCK for the Embedded Java Environment and any included Standard Extensions or such other tests or compatibility requirements as Sun reasonably requires, pursuant to the requirements of Section 2.11 of the Agreement. Insignia may self-certify such compatibility unless Sun policy requires verification of compatibility by an independent test facility designated by Sun, at Licensee's expense. Insignia may not incorporate or otherwise distribute an Extension which implements functionality substantially similar to any Java Classes required in another Java Environment.

IV. COMPATIBILITY LOGO
Sun Certified Virtual Machine (with Coffee Cup/Java logo)

V. DESCRIPTION OF SUPPORT AND UPGRADES
Same as Exhibit C-1.

VI. SUPPLEMENTAL LICENSE TERMS
Notwithstanding any other restriction in the Agreement, Insignia may configure the Java Classes pursuant to the Documentation in connection with Insignia Products only. Insignia must use the Java Filter Tool in connection with any such configuration of the Java Classes, and for no other purpose. Insignia agrees and acknowledges that nothing in this Section VII shall otherwise change, eliminate or minimize the restrictions on modification of the Technology under the Agreement. No redistribution license is granted herein for the Java Filter Tool.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION, CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                     23 of 26

                                     EXHIBIT D
            CONSULTATION PROCEDURES FOR RECLASSIFYING JAVA ENVIRONMENTS

In recognition of the fact that Insignia Product(s) have been specifically developed for the embedded systems market, and there are special requirements of Java in these systems for a highly configurable product with small memory size, predictability, reliability, the parties acknowledge that Insignia may, from time to time, desire that files within the Shared Part of the Java Environments be reclassified to the Modifiable Part for projects within the Insignia technology space. Given the full cooperative spirit of this Agreement and the future coordination of the parties regarding the Java space, Sun and Insignia hereby outline the procedures necessary for such consultation and reclassification.

Insignia may, upon its reasonable determination that Insignia Technology, Insignia Products, work in progress or general research and development would be aided by Sun's reclassification of certain files from the Shared Part to the Modifiable Part, deliver a written request ("Reclassification Request") to Sun concerning such proposed reclassification. The request shall be sufficiently detailed so that the identification of the specific files and Insignia's technical and commercial reasons for seeking such reclassification are clear.

The Reclassification Request shall be delivered by the Insignia liaison to the Sun liaison.

Sun Review and Consultation

The respective liaisons at Sun and Insignia shall be responsible for maintaining regular communication regarding the Reclassification Request, including any questions, clarifications, or other issues that either party may raise. The review and consultancy process is intended to be fully cooperative between Sun and Insignia.

Within ninety (90) days of delivery of the Reclassification Request, Sun, through its liaison, shall deliver a written reply to Insignia.

Conclusion

Sun's response to the Reclassification Request shall be in writing and shall be signed by an authorized officer.

If Sun decides to approve the Reclassification Request, then Sun shall provide, as an attachment to its response, a revised Exhibit C to this Agreement reflecting such reclassification. Sun shall also provide whatever reasonable technical assistance Insignia may reasonably require with regard to the reclassification.

If Sun chooses to decline the Reclassification Request, then the bases for such must be clearly identified and explained addressing, as necessary, technical and commercial reasons.


                                     24 of 26

                                     EXHIBIT E

                                 TRADEMARK LICENSE











                                     25 of 26

                                     EXHIBIT F

              PROFORMA INSIGNIA LICENSEE AGREEMENT AND TRADEMARK LICENSE







                                     26 of 26